UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2005

AMERICAN MEDIA SYSTEMS CO.

(Exact name of registrant as specified in charter)

Nevada	87-0736406
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 651-2219

3500 Cornett Road, Vancouver, BC

(Former name or former address, if changed since last report)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 8, 2005, American Media Systems Co. formalized its agreement with Vancouver Film Studios for the production of a corporate identity sales DVD. The contract has a total value of $55,783 of which $40,996 has been paid in advance with the balance payable upon completion. American Media Systems Co. rents a 3,000 square foot studio production facility from Vancouver Film Studios.

Item 8.01 OTHER EVENTS

American Media Systems Co. closed a financing pursuant to its SB2 registration statement that was declared effective by the Securities and Exchange Commission on July 15, 2005. Total proceeds of $50,000 were received.

The company agreed to terms with Colorado based media distributor Royal Publishing Inc. for an initial order of one hundred fifty Mentor MediaTM fly fishing DVDs and another seventy five Craft CollegeTM craft DVDs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDIA SYSTEMS CO.

Signature	Title	Date

/s/ Alexander Vesak Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	October 12, 2005